Exhibit 10.10

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of March 17, 2021, among (a) Vine Energy Holdings LLC, a Delaware limited liability company (the “New Issuer”), (b) Vine Oil & Gas LP, a Delaware limited partnership (the “Original Co-Issuer” and “New Guarantor”), (c) each of Brix Oil & Gas Holdings LP, a Delaware limited partnership, and Harvest Royalties Holdings LP, a Delaware limited partnership (together with the New Guarantor, the “New Guarantors” and each a “Guaranteeing Subsidiary”), and (d) Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Original Co-Issuer and Vine Oil & Gas Finance Corp. have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or modified from time to time, the “Indenture”), dated as of October 3, 2018, providing for the issuance of an unlimited aggregate principal amount of 9.75% Senior Notes due 2023 (the “Notes”);

WHEREAS, in connection with, and prior to the completion of, an initial public offering (the “Offering”) of Vine Energy Inc.’s (“VEI”) Class A common stock, par value $0.01 per share, pursuant to, and as more fully described in, a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission, Registration No. 333-253366, the New Issuer, B&H Oil and Gas L.L.C., VEI and certain other persons entered into that certain Master Reorganization Agreement, dated as of March 17, 2021 (the “Reorganization”), pursuant to which certain restructuring transactions were effected;

WHEREAS, in connection with the Offering and the Reorganization, the parties hereto desire to enter into this First Supplemental Indenture to evidence the assumption by the New Issuer of all the payment and other obligations of the Original Co-Issuer under the Notes and the Indenture on the date hereof;

WHEREAS, the Indenture provides that under certain circumstances a Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, each of the New Issuer and the Guaranteeing Subsidiaries has been duly authorized to enter into this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Assumption of the Obligations. The New Issuer hereby agrees, as of the date hereof, to assume, to be bound by and to be liable, as a primary obligor and not as a guarantor or surety, with respect to, any and all Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and all other obligations of the Original Co- Issuer under the Indenture and the Notes as if it were the Original Co-Issuer thereunder (so that from and after the date hereof, the provisions of the Indenture and the Notes referring to the Original Co-Issuer (referred to as the “Company” in the Indenture) shall instead refer to the New Issuer).

(3) Agreement to Guarantee. Each Guaranteeing Subsidiary acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture and (i) hereby joins and becomes a party to the Indenture as indicated by its signature below as a Guarantor and (ii) acknowledges and agrees to (x) be bound by the Indenture as a Guarantor and (y) perform all obligations and duties required of a Guarantor pursuant to the Indenture.

(4) No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or equity holder of the New Issuer or the Original Co-Issuer or any Guarantor or any Parent Company (other than an obligor under the Notes) will have any liability for any obligations of the New Issuer or the Original Co-Issuer or the Guarantors under the Notes, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(5) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts, which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (by ‘.pdf’ or other format) transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronically (by ‘.pdf’ or other format) shall be deemed to be their original signatures for all purposes.

(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Issuer and each Guaranteeing Subsidiary.

(9) Benefits Acknowledged. Upon execution and delivery of this Supplemental Indenture, the New Issuer and each Guaranteeing Subsidiary will be subject to the terms and conditions set forth in the Indenture. The New Issuer and each Guaranteeing Subsidiary acknowledges that they will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that their obligations as a result of this Supplemental Indenture are knowingly made in contemplation of such benefits.

(10) Successors. All agreements of the New Issuer and each Guaranteeing Subsidiary in this Supplemental Indenture shall bind their respective successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

NEW ISSUER:

VINE ENERGY HOLDINGS LLC, as Issuer and Obligor

By:	/s/ Wayne B. Stoltenberg
Name: Wayne B. Stoltenberg
Title: Executive Vice President and Chief Financial Officer

GUARANTORS:

VINE OIL & GAS LP
By: Vine Oil & Gas Parent GP LLC
Its: General Partner

By:	/s/ Wayne B. Stoltenberg
Name: Wayne B. Stoltenberg
Title: Executive Vice President and Chief Financial Officer

BRIX OIL & GAS HOLDINGS LP
By: Brix Oil & Gas Holdings GP LLC
Its: General Partner

By:	/s/ Wayne B. Stoltenberg
Name: Wayne B. Stoltenberg
Title: Executive Vice President and Chief Financial Officer

[Signature page to First Supplemental Indenture]

HARVEST ROYALTIES HOLDINGS LP
By: Harvest Royalties Holdings GP LLC
Its: General Partner

By:	/s/ Wayne B. Stoltenberg
Name: Wayne B. Stoltenberg
Title: Executive Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Quinton M. DePompolo
Name: Quinton M. DePompolo
Title: Banking Officer

[Signature page to First Supplemental Indenture]